Exhibit 99.1

                  Homestore Reports Third Quarter 2004 Results

    Business Editors/Real Estate Writers

    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Nov. 3, 2004--

   Company Posts Higher Revenue, Improved Segment Profitability and
       Increased Cash Balance; Company Responds to October 27th
                         Delaware Court Ruling

    Homestore, Inc. (NASDAQ:HOMS), the leading provider of real estate media and technology solutions, today reported financial results for the third quarter ended September 30, 2004. Total revenue for the third quarter was $56.1 million, compared to $55.6 million in the second quarter of 2004 and $52.9 in the third quarter of 2003.
    "During the third quarter, we made progress on many key financial measures, including revenue growth, improved segment profitability, and increased liquidity," said Mike Long, Homestore's chief executive officer. "We also made significant improvement in overall profitability, although these results are somewhat masked by unusual and non-recurring costs in the quarter. Most notable is the $7.2 million charge we took against our third quarter results for potential advancement of legal costs for former officers of the Company. This follows an October 27, 2004 Delaware Chancery Court ruling that we must advance legal costs to one of the Company's former officers. We intend to continue our vigorous challenge of this ruling because it puts an undue burden on the Company to defend those that allegedly created our legacy regulatory and legal issues."
    Homestore's EBITDA (earnings before interest, restructuring charges and certain other non-cash expenses, principally stock-based charges, depreciation, and amortization), was a loss of $(3.3) million in the third quarter, compared to income of $2.5 million in the second quarter of 2004, and a loss of $(5.2) million in the third quarter of 2003. The third quarter EBITDA includes two expense items totaling $8.6 million that are not considered ongoing operating costs of the business. An accrual of $7.2 million is included in general and administrative expense and relates to the potential liability for advancement of legal costs related to the Delaware court ruling. Reflected in sales and marketing expense is a $1.4 million settlement related to the reclassification of certain sales employees relative to "non-exempt" status and the payment of past overtime wages under that classification. Absent these two expenses, the Company would have reported positive EBITDA in excess of $5 million. The Company has reported EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.
    Homestore reported a net loss for the quarter of $(4.6) million, or $(0.03) per share, compared to a net loss of $(4.3) million, or $(0.03) per share, for the second quarter of 2004 and $(30.6) million or $(0.26) per share for the third quarter of 2003. In addition to the two expense items totaling $8.6 million noted above, results for the current quarter also include $2.1 million in one-time gains related to the sale of a building and other assets. Results for the second quarter include litigation settlement charges of $2.2 million relating to the settlement of two legacy litigation matters. Results for the third quarter of 2003 include an impairment charge of $15.7 million.
    The results for the current and prior periods reflect the reclassification of the Company's WyldFyre business as discontinued operations. WyldFyre was sold for $8.5 million in cash on October 6, 2004. The gain on the sale of approximately $6.5 million will be reflected in the company's fourth quarter results.
    At September 30, 2004, Homestore had $48.0 million in cash and short-term investments available to fund operations, an increase of $12.8 million from last quarter. The September 30th balance did not yet reflect $7.0 million in cash proceeds from the sale of WyldFyre.

    NINE MONTH RESULTS

    Revenue for the first nine months of 2004 was $166.4 million, compared to $158.1 million for the same period in 2003. The net loss for the nine months ended September 30, 2004 was $(13.9) million, or $(0.10) per share, compared with net loss of $(35.1) million, or $(0.30) per share, in the nine months of 2003.

    CONFERENCE CALL

    As previously announced, Homestore will host a conference call, which will be broadcast live over the Internet today, Wednesday, November 3, 2004, at 2:00 p.m. PST (5:00 p.m. EST). Chief Executive Officer, Mike Long, and Chief Financial Officer, Lew Belote, will discuss the Company's third quarter 2004 results. In order to participate in the call, investors should log on to http://ir.homestore.com and click on "Event Calendar." Windows Media Player software is required and is obtainable at no cost. Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site two hours after the end of the call. A telephone replay will also be available from 5:00 p.m. PST (8:00 p.m. EST) on November 3 until midnight on November 10 at 706-645-9291, conference code 1516957. For additional information regarding the Company's results, please go to the "SEC Filings" section at http://ir.homestore.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K. Homestore's Form 10-Q for the quarter ended September 30, 2004 is expected to be filed with the Securities and Exchange Commission on, or before, November 8, 2004.

    USE OF NON-GAAP FINANCIAL MEASURES

    To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Homestore uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment and certain other non-cash expenses, which is referred to as EBITDA. A reconciliation of this non-GAAP measure to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Homestore's current financial performance and its prospects for the future. Homestore believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters. Further, this non-GAAP method is the primary basis management uses for planning and forecasting its future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

    CAUTION REGARDING FORWARD LOOKING STATEMENTS

    This press release may contain forward-looking statements, including information about management's view of Homestore's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Homestore, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Homestore's future results. The forward-looking statements included in this press release are made only as of the date hereof. Homestore cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Homestore expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.



                            HOMESTORE, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                (restated for discontinued operations)
                              (unaudited)

                                           Three Months Ended
                                   -----------------------------------
                                     September              September
                                        30,      June 30,      30,
                                        2004       2004        2003
                                    ----------- ---------- -----------

Revenue                             $  56,081   $ 55,609   $  51,588
Related party revenue                      --         --       1,336
                                    ----------- ---------- -----------
  Total revenue                        56,081     55,609      52,924
Cost of revenue                        13,117     12,940      15,006
                                    ----------- ---------- -----------
  Gross profit                         42,964     42,669      37,918

Operating expenses:
  Sales and marketing                  21,573     22,907      25,622
  Product and website development       4,229      4,140       4,473
  General and administrative           22,495     15,181      16,687
  Amortization of intangible assets     1,990      2,114       5,935
  Litigation settlement                    --      2,168          --
  Impairment of long-lived assets          --         --      15,664
  Restructuring charges                    --         --          --
                                    ----------- ---------- -----------
       Total operating expenses        50,287     46,510      68,381
                                    ----------- ---------- -----------
Loss from operations                   (7,323)    (3,841)    (30,463)
Interest income (expense), net            474         25        (234)
Other income (expense), net             2,234         16        (195)
                                    ----------- ---------- -----------
Loss from continuing operations        (4,615)    (3,800)    (30,892)
Income (loss) from discontinued
 operations                                42       (462)        310
                                    ----------- ---------- ----------
  Net loss                          $  (4,573)  $ (4,262)  $ (30,582)
                                    =========== ========== ===========

Basic and diluted net loss per share
  Continuing operations             $   (0.03)  $  (0.03)  $   (0.26)
  Discontinued operations                0.00       0.00        0.00
                                    =========== ========== ===========
  Net loss                          $   (0.03)  $  (0.03)  $   (0.26)
                                    =========== ========== ===========

Shares used to calculate basic and
 diluted per share amounts
     Basic and diluted                145,823    132,577     119,418
                                    =========== ========== ===========


                            HOMESTORE, INC.
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
    IMPACT OF RESTRUCTURING, IMPAIRMENT AND CERTAIN OTHER NON-CASH
               EXPENSES ON LOSS FROM OPERATIONS (EBITDA)
                            (in thousands)
                              (unaudited)

                                            Three Months Ended
                                    ----------------------------------
                                      September    June     September
                                         30,        30,        30,
                                         2004      2004       2003
                                     ----------- --------- -----------

Loss from operations                 $  (7,323)  $(3,841)  $ (30,463)

Plus:
  Stock-based charges                      134       134         848
  Amortization of intangible assets      1,990     2,114       5,935
  Depreciation                           1,929     1,951       2,786
  Litigation settlement                     --     2,168          --
  Impairment of long-lived assets           --        --      15,664
                                     ----------- --------- ----------
Income (loss) from operations
 excluding
restructuring, impairment and
 certain other non-cash expenses
 (EBITDA)                            $  (3,270)  $ 2,526   $  (5,230)
                                     =========== ========= ===========



                            HOMESTORE, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                  Nine months ended
                                                    September 30,
                                               -----------------------
                                                     2004        2003
                                               ----------- -----------

Cash flows from continuing operating
 activities:
Loss from continuing operations                $(13,111)   $ (37,430)
Adjustments to reconcile net loss to net cash
 provided by "used in" continuing operating
 activities:
   Depreciation                                   6,280        8,958
   Amortization of intangible assets              6,432       19,874
   Gain on sales of property and equipment       (1,354)          --
   Impairment of long-lived assets                   --       27,822
   Provision for doubtful accounts                   64        2,152
   Stock-based charges                              685        5,004
   Gain on settlement of distribution agreement      --     (104,071)
   Other non-cash items                             414          601
Changes in operating assets and liabilities,
 net of discontinued operations:
   Accounts receivable                             (253)       5,196
   Prepaid distribution expense                  10,509       17,722
   Restricted cash                               (5,105)      90,000
   Other assets                                   4,974         (758)
   Accounts payable and accrued expenses         (1,570)      48,570
   Accrued distribution agreement                (7,406)    (108,496)
   Deferred revenue                               7,248        4,121
   Deferred revenue from related parties             --       (5,690)
                                               ----------  -----------
Net cash provided by "used in" continuing
 operating activities                             7,807      (26,425)
                                               ----------  -----------

Cash flows from investing activities:
Purchases of property and equipment              (3,953)      (6,602)
Maturities of short term investments              1,000           --
Purchases of short term investments             (13,575)     (20,975)
Proceeds from the sale of assets                  6,013        1,320
                                               ----------  -----------
Net cash used in investing activities           (10,515)     (26,257)
                                               ----------  -----------

Cash flows from financing activities:
Proceeds from payment of stockholders' notes         --           61
Proceeds from exercise of stock options,
 warrants and shares issuances under employee
 stock purchase plan                              3,266        2,242
                                               ----------  -----------
Net cash provided by financing activities         3,266        2,303
                                               ----------  -----------
Net cash used in continuing activities              558      (50,379)
Net cash provided by (used in) discontinued
 operations                                        (670)       1,627
                                               ----------  -----------
Change in cash and cash equivalents                (112)     (48,752)
Cash and cash equivalents, beginning of period   13,942       80,463
                                               ----------  -----------
Cash and cash equivalents, end of period       $ 13,830    $  31,711
                                               ==========  ===========


                            HOMESTORE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                          September 30,  December 31,
                                               2004          2003
                                          -------------- -------------
                                           (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents              $    13,830    $    13,942
   Short-term investments                      34,150         21,575
   Accounts receivable, net                    14,255         14,576
   Current portion of prepaid
    distribution expense                           --         10,509
   Assets of discontinued operations            1,180             --
   Other current assets                        13,516         10,585
                                          -------------  -------------
       Total current assets                    76,931         71,187

Property and equipment, net                    13,652         21,454
Goodwill, net                                  19,502         20,477
Intangible assets, net                         19,325         25,758
Restricted cash                                 5,105             --
Other assets                                    6,917         14,672
                                          -------------  -------------
       Total assets                       $   141,432    $   153,548
                                          =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                       $     2,050    $     1,409
   Accrued expenses                            38,317         42,576
   Accrued litigation settlement                   --         53,600
   Accrued distribution obligation                 --          7,406
   Obligation under capital leases                799          1,535
   Deferred revenue                            41,032         31,348
   Deferred revenue from related parties           --          4,042
                                          -------------  -------------
       Total current liabilities               82,198        141,916

Obligation under capital leases                    79            369
Deferred revenue                                4,330             --
Deferred revenue from related parties              --          2,869
Other non-current liabilities                   4,208          8,066
                                          ------------    ------------
       Total liabilities                       90,815        153,220
                                          ------------    ------------

Stockholders' equity:
   Common stock                                   147            122
   Additional paid-in capital               2,056,924      1,992,591
   Treasury stock, at cost                    (14,470)       (14,470)
   Deferred stock-based charges                  (465)          (258)
   Accumulated other comprehensive income         323            267
   Accumulated deficit                     (1,991,842)    (1,977,924)
                                          -------------  -------------
       Total stockholders' equity              50,617            328
                                          -------------  -------------

   Total liabilities and stockholders'
    equity                                $   141,432    $   153,548
                                          =============  =============


                            HOMESTORE, INC.
                       SEGMENT OPERATING RESULTS
                            (in thousands)
                              (unaudited)

                                           Three Months Ended
                                   -----------------------------------
                                     September              September
                                        30,      June 30,      30,
                                        2004       2004        2003
                                    ----------- ---------- -----------

Revenue:
  Media services                    $  37,151   $ 37,707   $  35,475
  Software                              5,838      5,594       4,967
  Print                                13,092     12,308      12,482
                                    ----------- ---------- -----------
Total revenue                          56,081     55,609      52,924
                                    =========== ========== ===========

Operating income (loss)
  Media services                        8,395      7,650       2,349
  Software                                313        273        (979)
  Print                                   367       (140)         28
  Unallocated                         (16,398)   (11,624)    (31,861)
                                    ----------- ---------- -----------
     Loss from operations           $  (7,323)  $ (3,841)  $ (30,463)
                                    =========== ========== ===========


                            HOMESTORE, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (restated for discontinued operations)
               (in thousands, except per share amounts)
                              (unaudited)

                                                               Nine
                                     Three months ended       months
                                                               ended
                                 --------------------------- ---------
                                  March            September September
                                   31,    June 30,    30,       30,
                                   2004     2004     2004      2004
                                 --------------------------- ---------
Revenue                          $54,721  $55,609   $56,081  $166,411
Cost of revenues                  13,708   12,940    13,117    39,765
                                 -------- -------- --------- ---------
  Gross profits                   41,013   42,669    42,964   126,646
                                 -------- -------- --------- ---------

Operating expenses:
  Sales and marketing             24,518   22,907    21,573    68,998
  Product & website development    4,267    4,140     4,229    12,636
  General and administrative      14,157   15,181    22,495    51,833
  Amortization of intangible
   assets                          2,328    2,114     1,990     6,432
  Litigation settlement               --    2,168        --     2,168
  Restructuring charges              345       --        --       345
                                 -------- -------- --------- ---------
Total operating expenses          45,615   46,510    50,287   142,412
                                 -------- -------- --------- ---------
Loss from operations              (4,602)  (3,841)   (7,323)  (15,766)

Interest income (expense), net       (85)      25       474       414
Other income (expense), net           (9)      16     2,234     2,241
                                 -------- -------- --------- ---------
Loss from continuing operations   (4,696)  (3,800)   (4,615)  (13,111)
Income (loss) from discontinued
 operations                         (387)    (462)       42      (807)
                                 -------- -------- --------- ---------
Net loss                         $(5,083) $(4,262)  $(4,573) $(13,918)
                                 ======== ======== ========= =========


                            HOMESTORE, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (restated for discontinued operations)
               (in thousands, except per share amounts)
                              (unaudited)

                                                              Twelve
                                Three months ended            months
                                                               ended
                      -------------------------------------- ---------
                       March             September December  December
                         31,   June 30,     30,       31,       31,
                        2003     2003      2003      2003      2003
                      -------------------------------------- ---------
Revenue               $53,324   $51,899   $52,924   $53,055  $211,202
Cost of revenues       14,820    14,861    15,006    13,799    58,486
                      -------- --------- --------- --------- ---------
  Gross profits        38,504    37,038    37,918    39,256   152,716
                      -------- --------- --------- --------- ---------

Operating expenses:
  Sales and marketing  26,542    25,663    25,622    24,440   102,267
  Product & website
   development          4,674     5,173     4,473     4,314    18,634
  General and
   administrative      17,149    18,143    16,687    13,986    65,965
  Amortization of
   intangible assets    7,590     6,349     5,935     2,492    22,366
  Litigation
   settlement              --    63,600        --        --    63,600
  Impairment of long-
   lived assets            --    12,158    15,664     1,758    29,580
  Restructuring
   charges                 --        --        --     4,100     4,100
                      -------- --------- --------- --------- ---------
Total operating
 expenses              55,955   131,086    68,381    51,090   306,512
                      -------- --------- --------- --------- ---------
Loss from operations  (17,451)  (94,048)  (30,463)  (11,834) (153,796)

Interest income
 (expense), net           (38)      (16)     (234)     (136)     (424)
Gain on settlement of
 distribution
 agreement            104,071        --        --        --   104,071
Other income
 (expense), net           761       183      (195)      (76)      673
                      -------- --------- --------- --------- ---------
Loss from continuing
 operations            87,343   (93,881)  (30,892)  (12,046)  (49,476)
Gain on disposition of
 discontinued
 operations               229     2,301        --        --     2,530
Income (loss) from
 discontinued
 operations              (368)     (109)      310       (11)     (178)
                      ------------------ --------- --------- ---------
Net loss              $87,204  $(91,689) $(30,582) $(12,057) $(47,124)
                      ================== ========= ========= =========


    ABOUT HOMESTORE

    Homestore, Inc. (NASDAQ:HOMS) is the leading provider of real estate media and technology solutions. The Company operates the number one network of home and real estate Web sites including its flagship site REALTOR.com(R), the official Web site of the National Association of REALTORS(R), and HomeBuilder.com(TM), the official new homes site of the National Association of Home Builders. Homestore also operates RENTNET(R), an apartments, corporate housing and self-storage resource, SeniorHousingNet(TM), a resource for senior housing and care, and FactoryBuiltHousing.com, the official Web site of the Manufactured Housing Institute, as well as Homestore.com(R), a home information resource. Homestore's print businesses are Homestore(R) Plans and Publications and Welcome Wagon(R). Homestore's professional software divisions include Computers for Tracts(TM) and Top Producer(R) Systems. For more information: http://ir.homestore.com.



    CONTACT: Homestore Inc.
             Mollie O'Brien, 805-557-2303
             investorrelations@homestore.com